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                                                             EXHIBIT 10.19

                                  OFFICE LEASE


     THIS LEASE, made this 16th day of September, 1998, by and between College Park Plaza Associates, Inc., an Indiana corporation ("Land lord"), and Interactive Intelligence, Inc., an Indiana corporation ("Tenant").


                                  WITNESSETH:


                                   ARTICLE I
                               Lease of Premises


     SECTION 1.01. LEASE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord certain office space commonly known as Suite 300, in the College Park Plaza building, located in Marion County, Indiana, and which is situated on the tract of land described in EXHIBIT A attached hereto (the "Building"), subject to the terms and conditions herein set forth, for the specific term hereinafter specified. The leased space in the Building is described in Item A, Section 1.02 hereinafter, and is outlined on EXHIBIT B attached ("Leased Premises"). In those buildings where they exist, elevators are not part of the Leased Premises and shall remain in the exclusive control of the Landlord.


     SECTION 1.02. BASIC LEASE PROVISIONS.

(A) BUILDING ADDRESS: 8909 Purdue Road
       CITY, STATE: Indianapolis, IN, ZIP CODE: 46268; FLOOR: 3rd; SUITE: 300

(B) RENTABLE AREA: 36,797 Square Feet;

(C) BUILDING PERCENTAGE: 20.44%;

(D) BASIC ANNUAL RENT: Initial 6 months from Commencement Date = $296,250
                       ($49,375 x 6 months)
                       Remainder of Term $726,740.76 ($60,561.73 x 12 months)

(E) MONTHLY RENTAL INSTALLMENTS: Initial 6 months from Commencement
                                 Date = $49,375
                                 Remainder of Term $60,561.73

(F) LANDLORD'S SHARE OF OPERATING COSTS: $5.25 Per Square Foot Per Year;

(G) TERM: Five (5) Years and Zero (0) Months;

(H) TARGET COMMENCEMENT DATE: March 1, 1999;

(I) CONSTRUCTION DRAWINGS APPROVAL DATE: October 31, 1998;

(J) SECURITY DEPOSIT: $60,561.73;

(K) BROKER: Eaton & Lauth Real Estate Services, Inc. and Meridian Real Estate Services;

(L) PERMITTED USE: General Office Purposes;

(M) ADDRESS FOR PAYMENTS AND NOTICES AS FOLLOWS:

    LANDLORD  College Park Plaza Associates, Inc.
              c/o Eaton & Lauth Real Estate Services, Inc.
              12220 N. Meridian Street, P.O. Box 1999
              Carmel, IN 46032

    TENANT    Interactive Intelligence, Inc.
              8909 Purdue Road, Suite 300
              Indianapolis, IN 46268

(N) ADDITIONAL PROVISIONS SET FORTH IN ARTICLE 17: Sections 17.01 - 17.07;

             MEMORANDUM OF ACTUAL COMMENCEMENT AND EXPIRATION DATES

Commencement Date___________________________ Expiration Date__________________

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                                   ARTICLE 2
                                      Term


    SECTION 2.01. TERM. The term of this Lease shall be for the period specified in Item G of Section 1.02 ("Original Term") ( provided that if the Commencement Date is other than the first day of a calendar month, the Expiration Date shall occur on the last day of the 60" full calendar month thereafter) and shall commence on the first to occur of the (i) Target Commencement Date specified in Item H of Section 1.02, provided that the Leased Premises are ready for occupancy on the Target Commencement Date unless the Leased Premises are not ready for occupancy as a result of Tenant's delay pursuant to Exhibit "C"; (ii) the day Tenant's personnel first occupy or take possession of any part of the Leased Premises; (other than for preparation of the Leased Premises in connection with completion of tenant improvements and other preparatory steps as contemplated by Section 2.02); or
(iii) the 30th day following Landlord's notice to Tenant pursuant to Section
2.02. The date of commencement defined above ("Commencement Date"), and the Expiration Date shall be confirmed by Tenant as provided in Section 2.03. "Lease Term", when used in this Lease shall include the Original Term and any renewal term. The Commencement Date shall not be earlier than March 1, 1999, nor later than April 1, 1998, subject to Section 16.15.

     SECTION 2.02. CONDITION OF PREMISES. Landlord has agreed to construct or provide the improvements and additions to the Leased Premises described in Exhibit C-1 attached to this Lease and contribute toward the cost of the interior finish and space planning for the Leased Premises as more particularly described in Exhibit "C" to this Lease ("Landlord's Work"). Landlord agrees to perform Landlord's Work subject to events and delays due to causes beyond its reasonable control and shall give Tenant thirty (30) days written notice of the day on which Landlord's Work shall be completed. From and after receipt of said notice or earlier with the consent of Landlord, Tenant shall have the right and privilege of going onto the Leased Premises to complete interior decoration work and to prepare the Leased Premises for its occupancy, provided, however, that its schedule in so doing shall be communicated to Landlord and the approval of Landlord secured so as not to interfere unduly with Landlord's Work being carried on at the time; and provided further that Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or any other materials installed or left in the Leased Premises prior to the Commencement Date. Premises prior to the Commencement Date.

    SECTION 2.03. TENANT'S ACCEPTANCE OF THE LEASED PREMISES. Upon delivery of possession of the Leased Premises to Tenant as hereinbefore provided and inspection of the Landlord's Work by the Tenant, Tenant shall execute an Acceptance Letter acknowledging (i) the Commencement Date and Expiration Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and that the condition of the Leased Premises, including the Tenant finish improvements constructed thereon, and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for any defects as to which Tenant shall give written notice to Landlord in the Acceptance Letter or within thirty (30) days after the Commencement Date. Landlord shall promptly thereafter correct all such defects at Landlord's expense. Such Acceptance Letter shall become a part of this Lease. In addition to executing the Acceptance Letter, Tenant shall confirm the Commencement Date and the Expiration Date in the Memorandum of Actual Commencement Date and the Expiration Date on page I of this Lease. If Tenant takes possession of the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises in the manner described in this Section 2.03, subject to any defects or deficiencies in the Acceptance Letter or of which Tenant has given written notice to the Landlord as provided herein, even though the Acceptance Letter provided for herein may not have been executed by Tenant.

                                   ARTICLE 3
                               Occupancy and Use

    SECTION 3.01. OCCUPANCY AND USE. Tenant shall use and occupy the Leased Premises for the purposes as set out in Item L of Section 1.02, and for no other purposes except with the prior written consent of the Landlord. Tenant shall use the Leased Premises for no unlawful purpose or act; shall commit or permit no waste or damage to the Leased Premises; shall comply with and obey the Landlord's reasonable Rules and Regulations which have been delivered to the Tenant and which are adopted, changed or modified from time to time hereafter by Landlord on reasonable notice to Tenant, all of which are and will be a part of this lease as EXHIBIT D , shall not do or permit anything to be done in or about the Leased Premises which will in any way unreasonably obstruct or interfere with the rights of other Tenants or occupants of the Building, injure them or create a nuisance, and shall not do or knowingly permit anything to be done which will increase the rate of fire insurance upon the Building.

Tenant, at its expense, shall comply in all material respects with all applicable laws, rules, regulations, ordinances or orders of Federal, State, County and Municipal authorities having jurisdiction, and with any lawful direction of any public officer or officers, which shall impose any duty upon Landlord or Tenant with respect to the Leased Premises, or the use, occupation or alteration thereof, provided such duty arises from or results from Tenant's failure to comply with Tenant's covenants in this Lease or from Tenant's negligence or from the use of the Leased Premises in a manner contrary to the purposes for which the same are leased to Tenant. Landlord represents, warrants and covenants that at the Commencement Date of this Lease the Leased Premises will be in compliance with all applicable laws, rules, regulations, ordinances, orders and directions.

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    SECTION 3.02. LANDLORD'S RIGHTS REGARDING USE. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises and common areas by Tenant, its employees, agents, customers and invitees, which may be exercised without notice or liability to Tenant (other than as provided herein) to install such signs, advertisements, notices or Tenant identification information on the directory board, or Tenant access doors it shall deem appropriate; other window coverings Tenant may propose for use invisible from the outside of the Leased Premises; to approve or disapprove of all sign painting and lettering, mineral or drinking water, beverages, foods, towels, vending machines or toilet supplies used or consumed in the Building outside of the Leased Premises, including the suppliers thereof, to grant any person exclusive right to conduct any business or render service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Leased Premises for the permitted use as outlined in Item L of Section 1.02; and to control the common areas in such a manner as the Landlord deems necessary and proper including, but not limited to, requiring all persons entering or leaving the Building to identify themselves to security guards; excluding or expelling peddlers, solicitors or loud or unruly persons from the Building, and closing and limiting access to the Building or other part thereof, including entrances, corridors, doors, elevators, during times of emergencies, or repairs or after regular business hours (without undue interference with Tenant's permitted use of the Leased Premises on a 24-hour, 7-day per week basis).

    SECTION 3.03. Access to Leased PREMISES. Landlord reserves the right to enter the Leased Premises in any emergency, and to also inspect the same, to alter, improve, remodel or repair the Leased Premises or any portion of the real estate of which the Leased Premises are a part, without abatement of rent and without incurring any liability to Tenant therefor. Landlord shall also have the right to enter the Leased Premises during Tenant's normal business hours with reasonable advance notice to Tenant, and to show the same to prospective purchasers or mortgagees at any time during the Term and to prospective tenants during the last 9 months of the Original Term or any renewal term without undue interference with Tenant's conduct of its business. If representatives of Tenant shall not be present to open and permit such entry to the Leased Premises at any time as provided herein, and such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Leased Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of the Lease, or entitle Tenant to any abatement of rent therefor; provided that any access shall be subject to the confidentiality provisions set forth in any separate confidentiality letter executed between the Landlord and the Tenant. In addition, during the final six (6) months of the Original Term or any renewal term, Landlord may place on the Leased Premises where appropriate the usual notices "For Lease" or "For Sale" or other similar notices which Tenant shall permit to remain without molestation.

    SECTION 3.04. SURRENDER OF LEASED PREMISES. At the end of the Lease Term or other sooner termination of this Lease, Tenant will peaceably deliver up to the Landlord possession of the Leased Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, ordinary wear and tear and damage by fire, earthquake, Act of God or the elements alone excepted. Upon the termination of this Lease, Tenant shall at Tenant's sole cost, remove all counter, trade fixtures, office furniture and equipment installed by Tenant unless otherwise agreed to in writing by Landlord. Tenant shall also repair any damage caused by such removal. Property not so removed shall be deemed abandoned at the termination of this Lease by Tenant and title to the same shall thereupon pass to Landlord. Tenant shall indemnify Landlord against any loss or liability directly caused by delay by Tenant in so surrendering the Leased Premises, including without limitation, any claims made by any succeeding Tenant founded on such; provided that Tenant shall have no liability for lost profit, special, punitive or consequential damages.

    SECTION 3.05. HOLDING OVER. In the event Tenant remains in possession of the Leased Premises or any part thereof without the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Leased Premises as a tenant on a month-to-month basis subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord 200% of the sum of the last current Basic Annual Rent (hereinafter defined) plus Excess Operating Costs (hereinafter defined), which rent shall be payable to Landlord on demand. In addition and subject to the limits in Section 3.04, Tenant shall be liable to Landlord for all damages occasioned by such holding over. Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate at the expiration of the Tenn. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

                                   ARTICLE 4
                                Rent and Deposit

    SECTION 4.01. COMPONENTS OF RENT. Tenant hereby agrees to pay to Landlord as rent for the Leased Premises an amount composed of the aggregate of the components of rent hereinafter identified and defined as "Basic Annual Rent" and Tenant's share of "Excess Operating Costs" The aggregate of all such rentals may be referred to hereinafter as "Rental". The annual Rental shall be due and payable in installments on the first day of each calendar month during the term of this Lease. Installments of Annual Rental for the first six (6) months shall be the amount specified in Item E, Section 1.02 of this Lease. The installments of annual Rental for the remainder of the Term after the first six (6) months shall be twelve (I 2) equal installments of the amount specified in Item E,
Section 1.02 of this Lease. Tenant hereby agrees to pay the monthly Rental installments to Landlord as provided in Item M Section 1.02 of this Lease or at such other location as Landlord may designate from time to time, in advance without demand and without any deduction, abatement, counterclaim or set off. In the event of a partial month at the beginning

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of the term of this Lease, the Rental and any other charges or costs, payable by
Tenant shall be prorated on the basis of a thirty (30) day month. Any portion of the monthly Rental installments not paid when due bear a delinquency charge equal to five percent (5%) of the amount of the Rental due and unpaid multiplied by the number of months or fraction thereof, during which time such Rental remains overdue. All Rental and other charges payable by Tenant pursuant to the terms of this Lease shall be payable without relief from valuation and appraisement laws, and with reasonable attorneys' fees and costs of collection.

    SECTION 4.02. BASIC ANNUAL RENT. Tenant hereby agrees to pay Basic Annual Rent for Leased Premises in the amount specified in Item D, Section 1.02 of this Lease without a right of set-off, payable in advance in equal consecutive monthly installments as specified in Item E, Section 1.02 of this Lease, on or before the first day of each month during the Lease Term.

    SECTION 4.03. EXCESS OPERATING COST. Tenant shall pay as additional rental each calendar year its share of the operating costs that are in excess of Landlord's Share of Operating Costs as specified in Item F, Section 1.02 of this Lease ("Excess Operating Costs"). "Landlord's Share of Operating Costs", as that term is used herein, shall consist of all costs and expenses incurred by Landlord to maintain all facilities used in the operation of the Building and its environs as may be reasonably determined by Landlord to be necessary and which are usual, customary and consistent with sound commercial practices. All operating costs shall be determined in accordance with generally accepted accounting principles which shall be consistently applied, and shall be annualized in new or refurbished structures that commence operation during a calendar year, by dividing the total costs by the number of months the structure is in operation, and multiplying that result by twelve (12). Except to the extent herein otherwise provided, the term Operating Costs" as used herein shall mean all costs and expenses (but not specific costs which are separately billed to and paid or reimbursed by specific tenants) of every kind and nature which Landlord shall pay, become obligated to pay, or would have paid or incurred if the Building had been ninety-five percent (95%) occupied (or actual occupancy levels, whichever is greater), because of, or in connection with the ownership and operation of the Building, including, but not limited to, the following:

(A) Wages, salaries, fringe benefit costs, payroll taxes, unemployment compensation payments, workmen's compensation insurance premiums and other related costs of all on-site employees (and those proportionately allocated costs of off-site employees) engaged in the operation, maintenance and security of the Building; costs of building employee uniforms and cleaning thereof, the cost of fair rental value of a Building Management Office in the Building; and the management fees payable by Landlord (excluding brokerage commission for leasing) for management of the Building which fees shall not exceed 4% of gross rentals.

(B) All labor, supplies and materials used in the operation, cleaning and maintenance of the Building and all of its machinery and equipment.

(C) Cost of all utilities, including water, sewer, gas, steam, electric fuel adjustment charges, sewer use charges and utility taxes incurred by Landlord during the operation of the Building.

(D) Cost of all management, maintenance and service agreements of the Building and the equipment therein, including, without limitation, alarm service, trash removal and window cleaning and maintenance.

(E) Accounting costs, including the costs of audits by certified public accountants, pertaining to the management and operation of the Building.

(F) Cost of all insurance, including without limitation, fire, casualty, liability and rental abatement insurance applicable to the Building and Landlord's personal property used in connection with the operation and maintenance of the Building.

(G) Cost of repairs, replacements and general maintenance of the Building and each part thereof (excluding repairs, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to other tenants of the Building).

(H) Snow removal, landscaping and any and all other common area maintenance costs related to public areas, including sidewalks and landscaping on the Building site.

(I) Amortization over the useful life of capital improvements made to the Building subsequent to the Commencement Date of the Lease which may be required by governmental authorities, or which may improve the operating efficiency of the Building from Landlord's efforts to reduce operating costs.

(J) All taxes, tax appeal costs, expenses and fees, service payments in lieu of taxes, assessments, excises, levies, fees, or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Building, personal property owned or used in connection with the operation of the Building or upon its operations or the rent provided for in this Lease and payable during the term of this Lease, but excluding any income taxes upon Landlord's rental receipts. It is

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     agreed that Tenant will be responsible for the ad valorem taxes on its own personal property, in or about the Building, and on the value of any leasehold improvements to the Leased Premises made by Tenant.


    SECTION 4.04. ESTIMATED EXCESS OPERATING COST. Landlord shall estimate the Excess Operating Costs annually, and written notice thereof shall be given to Tenant prior to, or within a reasonable time after, the beginning of each calendar year. Tenant shall pay its share of the Estimated Excess Operating Costs in twelve (12) equal monthly installments payable on the first day of each month as part of the Rental, which share shall be calculated by multiplying Tenant's Building Percentage set forth in Item C of Section 1.02 times the difference of estimated Operating Costs less Landlord's Share of Operating Costs. On the expiration or earlier termination of the Lease Term, Landlord shall have the right to adjust the Estimated Excess Operating Cost based on year to date information, with Tenant to pay Landlord, within fifteen (15) days after receipt of notice thereof, any increase in the estimate attributable to the period before the Lease Term expiration. Within a reasonable period of time after the end of each calendar year, even in cases where the Lease terminated in the prior year, Landlord shall render to Tenant a statement showing the actual Excess Operating Cost for Landlord's operation of the Building during the prior calendar year, setting forth a computation of Tenant's share of the Excess Operating Cost for the portion of the year covered by the Lease Term. Within fifteen (15) days after receipt of said statement, Tenant shall pay Landlord, or Landlord shall credit to Tenant, as the case may be, the difference between the actual Excess Operating Costs for the preceding calendar year and the Estimated Excess Operating Costs paid by Tenant during such year; provided that Tenant shall have the right to audit the Operating Costs. If such audit establishes that Tenant has been overcharged by more than Five Hundred Dollars ($500.00) or five percent (5%) of Tenant's share of the Operating Costs, whichever is greater, then the cost of the audit shall be paid by Landlord. In any other case, the cost of the audit shall be paid by Tenant. If the Lease shall commence, expire, or be terminated on any date other than the last date of the calendar year, then the Excess Operating Costs for such partial year shall be prorated on the basis of the number of days during the year the Lease was in effect in relation to the total number of days in such year. If Tenant owes Landlord, then such payment shall be made in a lump sum. If Landlord owes Tenant, then Tenant's account shall be credited in the same way Tenant paid its Estimated Excess Operating Costs, or other payment, at Landlord's sole discretion; provided that any amounts owing after the expiration of the applicable Term shall be paid in lump sum to the Tenant.

    SECTION 4.05. SECURITY DEPOSIT. Tenant has herewith deposited with Landlord the sum specified in Item J, of Section 1.02 of this Lease. Said deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease, and may be applied by Landlord, in whole or in part for the payment of any past due rent or other money damage or loss which may be sustained by Landlord because of a breach of this Lease by Tenant. In the event of any such application by Landlord, Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord sufficient funds to restore the security to the original sum deposited. Said deposit shall be returned to Tenant upon termination of Tenant's occupancy hereunder, provided Tenant has complied with all of the terms, covenants and conditions of this Lease, including those relating to the condition in which the Leased Premises shall be left by Tenant. Landlord may deliver such deposit to any purchaser of other transferee of Landlord's interest in the Real Estate, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. Landlord shall not be required to hold such security deposit in a separate account, but may commingle it with Landlord's other funds. The Security Deposit shall be refunded to Tenant if and when Tenant has achieved a net worth equal to at least the total amount of the Rental payable through the remaining Term of this Lease.

                                   ARTICLE 5
                      Utility and Other Building Services

    SECTION 5.01. SERVICES TO BE PROVIDED. Provided Tenant is not in default, Landlord shall furnish to Tenant, except as noted below, the following utilities and other building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Leased Premises for general office use or as may be required by law or directed by governmental authority:

(A) Heating, ventilation and air-conditioning between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 p.m. on Saturday of each week except on legal holidays;

(B) Subject to interruptions beyond Landlord's control, electrical current of at least seven (7) watts per square foot. At all times Tenant's use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation;

(C)   Water in the Common Areas and the Leased Premises;

(D)   Automatic elevator service where applicable;

(E) Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in the Common Areas five (5) days of each week except legal holidays; provided, however, Tenant shall be responsible for any expenses of carpet cleaning other than routine vacuuming;

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(F)   Washing of windows at intervals reasonably established by Landlord;

(G) Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting as required from time to time as a result of normal usage;

(H) Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow; and

(I)   Repair and maintenance to the extent specified elsewhere in this Lease.

    SECTION 5.02. ADDITIONAL SERVICES. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the actual costs thereof shall be home by Tenant, who shall reimburse Landlord monthly for the same as additional rent at the same time Monthly Rental Installments and other Rental is due.

    If any lights, machines or equipment used by Tenant in the Leased Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Leased Premises than that which would normally be generated by the lights and business machines typically used by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment, which Landlord considers reasonably necessary in order to restore the temperature balance between the Leased Premises and the rest of the Building, including equipment which modifies the Building's air-conditioning system. All costs expended by Landlord to purchase and install any such machinery and equipment and any additional costs of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same. At the termination of this Lease, Tenant shall have the right to remove such machinery or equipment, at which time such machinery or equipment shall become the sole property of Tenant.

    Tenant shall not install furniture, fixtures or equipment that cannot be supported by the Building structure in Landlord's reasonable judgment without Landlord's prior written consent. If Landlord determines that the electricity used by the equipment to be so installed or connected exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Building or Leased Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be home by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord).

    SECTION 5.03. INTERRUPTION OF SERVICES. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Section 5.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant that the availability and capacity of such utilities or building services shall continue uninterrupted and unchanged, and that any such interruption or change shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Leased Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

                                   ARTICLE 6
                       Repairs, Maintenance, Alterations,
                           Improvements and Fixtures

    SECTION 6.01. REPAIR AND MAINTENANCE OF BUILDING. Subject to Section 6.02 and except for any repairs necessitated by the negligence, misuse, or default of Tenant, its employees, agents, customers and invitees, Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other common areas of the Building and shall do so in a reasonably prompt and good and workmanlike manner, and Landlord shall keep the building in a safe, clean and neat condition and use reasonable efforts to keep all equipment used in common with other tenants such as elevators, plumbing, heating, air conditioning and similar equipment, in good condition and repair. Except as provided in Article 7 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Leased Premises or in or to any fixtures, appurtenances and equipment therein or thereon.


    SECTION 6.02. REPAIR AND MAINTENANCE OF LEASED PREMISES. Landlord shall keep and maintain the Leased Premises in good order, condition and repair. Except for the services specified in Section 5.01 (E), (F) and (G), and except for ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease, the cost of all repairs and

                                       6

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maintenance to the Leased Premises shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as additional rent.

    SECTION 6.03. ALTERATIONS OR IMPROVEMENTS. Upon prior written consent from Landlord, alterations or improvements may be made to the Leased Premises; provided however, such alterations or improvements shall be made by Landlord, or contractors approved by Landlord. All costs attributable to said alterations or improvements shall be home by Tenant, including, but not limited to all construction costs, fees, architectural costs, permit fees, and reasonable attorney fees. Unless otherwise agreed in writing between the Landlord and the Tenant, any alterations or improvements to the Leased Premises, except movable office furniture, equipment and trade fixtures, shall become part of the realty, and be the property of Landlord, and shall not be removed by Tenant.

    SECTION 6.04. TRADE FIXTURES. Any trade fixtures installed on the Leased Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord, shall be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damages to the Leased Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Leased Premises on the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall, at its expense, promptly remove the same and restore the Leased Premises to their prior condition.

    SECTION 6.05. RIGHT TO CHANGE PUBLIC PORTIONS OF THE BUILDING. At any time after the completion of the Building, Landlord shall have the right to change the arrangement or location of such of the following as are not contained within the Leased Premises or any part thereof., entrances, signs, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building; providing, however, that in no event shall Landlord change the arrangement or location of the elevators serving the Leased Premises, make any change which shall diminish the area of the Leased Premises, make any change which shall interfere with the access to the Leased Premises from and through the Building, or change the character of the Building from that of a first-class office building.

                                   ARTICLE 7
                     Fire or Other Casualty; Eminent Domain

    SECTION 7.01. SUBSTANTIAL DESTRUCTION OF THE BUILDING OR THE LEASED PREMISES. If either the Building or the Leased Premises should be substantially destroyed or damaged (which as used herein, means destruction or material damage to at least 50% of the Building or 50% of the Leased Premises) by fire or other casualty, then Landlord or Tenant may, at their respective option, terminate this Lease by giving written notice of such termination to the other party within thirty (30) days after the date of such casualty. In such event, Rental shall cease as of the date of such casualty. If neither party exercises this option, then the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of Landlord's Work; and further provided that if Tenant has made any additional improvements pursuant to Section 6.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. In the event of such reconstruction, rent shall be abated from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Lease Term.

    SECTION 7.02. PARTIAL DESTRUCTION OF THE LEASED PREMISES. If the Leased Premises should be damaged by fire or other casualty, but not substantially destroyed or damaged to the extent provided in Section 7.01, then, so long as sufficient insurance proceeds are available for Landlord's use in reconstruction and repair, then such damaged part of the Leased Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of Landlord's Work; and further provided that if Tenant has made any additional improvements pursuant to Section 6.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. In such event, if the damage is expected to prevent Tenant from carrying on its business in the Leased Premises to an extent exceeding 20% of its normal business activity, Rental shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Leased Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the Lease Term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred eighty (180) days from the date of the casualty, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, whereupon both parties shall be released from all further obligations and liability hereunder.

    SECTION 7.03. EMINENT DOMAIN. If the whole or any part of the Leased Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Leased Premises to be untenantable and

                                       7

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inadequate for use by Tenant for the purpose for which they were leased, then either Landlord or Tenant may, at their respective option, terminate this Lease as of the date Tenant is required to surrender possession of the Leased Premises by giving written notice of such termination to the other party. If a part of the Leased Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and Rental shall be reduced in proportion to the part of the Leased Premises so taken or conveyed. However, if the compensation awarded (reduced by any application thereof by Landlord's mortgage to its mortgage is insufficient to restore the Leased Premises, Landlord shall have the option to terminate this Lease as of the date Tenant is required to surrender possession of the Leased Premises by giving Tenant written notice of such termination. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's property.

    SECTION 7.04. STANDARDS FOR REPAIR. All repairs and other restoration contemplated by the Lease which are the obligations of Landlord to perform or cause to be performed shall be done in a good and workmanlike manner consistent with quality of original construction.

                                   ARTICLE 8
                                   Insurance

    SECTION 8.01. LANDLORD'S INSURANCE. Landlord shall at all times during the Lease Term carry, at its expense, a policy of insurance which insures the Building, including the Leased Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement)which policies shall be in customary amounts and shall be issued by reputable, financially secure underwriters; provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Leased Premises or any trade fixtures installed by or paid for by the Tenant on the Leased Premises or any additional improvements which Tenant may construct on the Leased Premises, and Landlord shall not be liable for any loss or damage to such property, regardless of cause, including the negligence of Landlord and its employees, agents, customer and invitees. If the tenant finish improvements installed by Landlord in connection with Landlord's Work in excess of the Building standard tenant finish improvements or any alterations or improvements made by Tenant pursuant to Section 6.03 result in an increase in the premiums charged during the Lease Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being separately billed therefor.

    SECTION 8.02. LANDLORD'S RESPONSIBILITY. Landlord shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant's property as provided in Section 8.01.) occurring in, or about the Common Areas and the land where the Building is located to the extent that such land is not part of the Common Area, regardless of cause, except for that caused by the sole negligence of, intentional act or omission or breach of this Lease by Tenant and its employees, agents, customers and invitees. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgment, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

    SECTION 8.03. TENANT'S INSURANCE. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the Lease Term carry, at its own expense, for the protection of Tenant, Landlord and Landlord's management agent, as their interest may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:


(A)   Worker's Compensation - minimum statutory amount.

(B) Comprehensive General Liability Insurance - including not less than $1,000,000 Blanket, Contractual Liability, Broad Form Property Combined Single Damage, Personal Injury, Completed Operations, Limit for both bodily Products Liability & property damage.

(C) Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, for the full cost of replacement of Tenant's property.

    Such insurance policy or policies shall name Landlord and Landlord's management agent as additional insureds and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing such coverage. Should Tenant fail to carry such insurance and furnish

Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

    SECTION 8.04. TENANT'S RESPONSIBILITY. Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, or about the Leased Premises, regardless of cause, except for any loss or damage from fire or other casualty as provided in Section 8.01 and except for that caused by the sole negligence of Landlord and its employees, agents, customers and invitees or by the intentional acts or breach of this Lease by Landlord; and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgment, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Notwithstanding anything herein to the contrary, Tenant shall bear the risk of any loss or damage to its property as provided in Section 8.01.

    SECTION 8.05. WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on or about or to the Leased Premises, the Building or personal property within the Building by reason of fire or other casualty which could be insured against under a standard fire and extended coverage insurance policy, regardless of cause, including negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that such insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this Section 8.05 are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section 8.05 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this
Section 8.05.

                                   ARTICLE 9
                                     Liens

    SECTION 9.01. LIENS. If, because of any act or omission of Tenant or any person claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Leased Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within thirty-five (35) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the rate per annum of Prime plus 5% until paid.

                                   ARTICLE 10
                   Rental, Personal Property and Other Taxes

    SECTION 10.01. TAXES. Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Leased Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Leased Premises. In the event any such taxes, assessments, fees or charges are charged to the account, of or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment until after Tenant's liability therefor is finally determined.

    If any tenant finish improvements, trade fixtures, alterations, improvements or business machines and equipment located in or about the Leased Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

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                                   ARTICLE II
                           Assignment and Subletting

    SECTION 11.01. ASSIGNMENT AND SUBLETTING BY TENANT. Tenant may not sell, assign, or mortgage this Lease or sublet the Leased Premises or any part thereof, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed; and any attempted assignment or subletting without such consent shall be invalid. In the event of a permitted assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Leased Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all Tenant's obligations under this Lease. Upon the occurrence of an event of default, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a waiver or release of Tenant from the further performance of its obligations under this Lease or the making of a new lease with such assignee or subtenant.

    It shall be reasonable for Landlord to refuse to give its consent to any proposed assignment or subletting based on, among other things, Landlord's reasonable determination that its interest in the Lease or the Leased Premises would be adversely affected by (i) the financial condition, creditworthiness or business reputation of the proposed assignee or subtenant, (ii) the prevailing market or quoted rental rates for space in the Building or other comparable buildings or (iii) the proposed use of the Leased Premises by, or business of, the proposed assignee or subtenant.

                                   ARTICLE 12
                              Transfer by Landlord

    SECTION 12.01. SALE AND CONVEYANCE OF THE BUILDING. Landlord shall have the right to sell and convey the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder and provided that such transaction is a bona fide transaction then such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance as provided in Section 13.08. Landlord shall not permit any such sale or conveyance to cause this Lease to be terminated.

    SECTION 12.02. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage; and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document but subject to Tenant's right of quiet enjoyment of the Leased Premises and the applicable Common Areas. Tenant shall, at Landlord's request, execute and deliver to Landlord, without cost any instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease and an Estoppel Certificate in the form required by Landlord, and containing accurate information, and as provided in Section 16.14 of this Lease; and, if Tenant fails or refuses to do so, Landlord may accurately complete and execute such instrument in the name and as the act of Tenant. Notwithstanding the foregoing, no default by Landlord under any such mortgage shall affect Tenant's rights hereunder so long as Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage, attorney to the purchaser upon any such foreclosure and recognize such purchaser as the Landlord under this Lease.

                                   ARTICLE 13
                             Defaults and Remedies

    SECTION 13.01. DEFAULTS BY TENANTS. Each of THE FOLLOWING events shall be an "Event of Default" hereunder:

(A) Failure of Tenant to pay any installment of rent or any part thereof (including but not limited to failure to make any deposit required under the terms of this Lease) or any other payments of money, costs, or expenses herein agreed to be paid by Tenant for a period of five (5) days following notice to Tenant of such failure provided however, if Tenant has failed to pay more than two installments of rent during any twelve (12) month period when due, Tenant shall be in default for a failure to pay any installment of rent or any part thereof without any notice to Tenant of such failure.

(B) Failure to observe or perform one or more of the other terms, conditions, covenants, or agreements of this Lease and the continuance of such failure for a period of thirty (30) days, or other such period provided in this Lease, after written notice by Landlord specifying such failure (unless such failure requires work to be performed, acts to be done or conditions to be removed which cannot by their nature reasonably be performed, done, or removed, as the case may be, within such thirty
      (30) day period or other such period required in this Lease, in which case no default shall be deemed to exist so long as Tenant shall have commenced doing the same within such thirty (30) day or other such period required in this Lease and shall diligently and continuously prosecute the same to completion);

(C) The filing of an application by Tenant for, or a consent to the appointment of, a receiver, trustee, or liquidate of itself or of all its assets;

(D) The filing by Tenant of a voluntary petition in bankruptcy, or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they become due;

(E) The making by Tenant of a general assignment for the benefit of creditors;

(F) The filing by Tenant of an answer admitting material allegations of or consenting to or defaulting in answering in petition filed against it in any bankruptcy proceedings;

(G) The entry of an order, judgment, or decree by any Court of competent jurisdiction adjudging Tenant a bankrupt or appointing a receiver, trustee, or liquidator of it, or all of its assets, and such order, judgment, or decree continuing unstayed and in effect for any period of sixty (60) consecutive days;

(H) If this Lease or the estate of Tenant hereunder shall be transferred to or assigned to or subleased to or shall pass to or devolve upon any person or party, except in a manner herein expressly permitted; or

(I) If a levy under execution or attachment shall be made against Tenant or its property and such execution or attachment shall not be vacated or removed by court order, bonding, or otherwise within a period of thirty
      (30) days.

    SECTION 13.02. REMEDIES OF LANDLORD. Upon THE OCCURRENCE of any event of default set forth in Section 13.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any, or all of which may be exercised without additional notice or demand upon Tenant.

(A) Landlord may apply the security deposit or any other prepaid funds to the cost of cure of any default and/or reenter the Leased Premises and cure any default of Tenant. In such event Tenant shall immediately reimburse Landlord as additional rental for any such costs, and shall restore the security deposit, or other prepaid funds used by Landlord to cure Tenant's default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's actions, whether or not caused by Landlord's negligence.

(B) Landlord may at its option give written notice to Tenant stating that this Lease and the Lease Term shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease and the term hereby demised, and all rights of Tenant under this Lease shall expire and terminate, in which event (i) Tenant shall thereupon quit and surrender the Leased Premises but shall remain liable as hereinafter provided; (ii) Landlord may without notice, reenter and repossess the Leased Premises using such force for that purpose as may be reasonably necessary without being liable to indictment, prosecution, or damages therefor, and Tenant shall nevertheless remain liable as hereinafter provided for the remainder of the term hereof, and (iii) notwithstanding the termination of this Lease, Landlord may declare all Rental which would have been due under the Lease for the balance of the Lease Term to be immediately due and payable, and Tenant shall then be liable for the same to Landlord, together with all loss or damage Landlord may sustain by reason of such default and termination, it being expressly agreed and understood that such liabilities and remedies herein specified shall survive the termination of this Lease.

(C)   Landlord may, without terminating this Lease, reenter the Leased
      Premises and at its option, repair and alter the Leased Premises in such manner as Landlord may deem necessary or advisable, and/or let or relet the Leased Premises or any parts thereof for the whole or any part of the remainder of the Lease Term hereof or for a longer period, in Landlord's name or as agent of Tenant, and out of any rental collected or received as a result of such letting or reletting Landlord shall first, pay to itself the reasonable cost and expense of retaking, repossessing, repairing and/or altering the Leased Premises, and the reasonable cost and expense of removing all personal property therefrom; second, pay to itself the reasonable cost and expense sustained in securing any new tenants, and if Landlord shall maintain and operate the Leased Premises, the reasonable cost and expense of operating and maintaining the Leased Premises; and, third, pay to itself any balance remaining on account of the liability of Tenant to Landlord. No reentry by Landlord shall absolve or discharge Tenant from liability hereunder. Landlord shall in no way be responsible or liable for any failure to relet the Leased Premises or any part thereof, or for any failure to collect any rental due on any such reletting.

(D) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

    SECTION 13.03. SUIT PRIOR TO EXPIRATION. Suit or suits for the recovery of any deficiency or damages, or for a sum equal to any installment or installments of Rental and other charges hereunder, may be brought by Landlord, from time to time at Landlord's election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired by its term had there been no such default by Tenant or termination.

    SECTION 13.04. REINSTATEMENT. No receipt of monies by Landlord from Tenant after termination of this Lease, or after the giving of any notice of termination of this Lease, shall reinstate, continue, or extend the Lease Term or affect any notice given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rental and other sum or sums of money and other charges herein reserved and agreed to be paid by Tenant then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Leased Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of suit or summary proceedings, or after final order or judgment for the possession of the Leased Premises, Landlord may demand, receive, and collect any moneys due or thereafter falling due without in any matter effecting such money collected being deemed payments on account of the use and occupation of said Leased Premises, or at the election of Landlord, on account of Tenant's liability hereunder.

    SECTION 13.05. NON-WAIVER OF DEFAULTS. The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default and breach of the Lease shall be deemed to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due (other than pursuant to any written agreement to the contrary) shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

    SECTION 13.06. CUMULATIVE REMEDIES. Each right and remedy of the parties provided for in this Lease shall be cumulative and shall be in addition to every other right and remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either party of any one or more of the right or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by either party of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

    SECTION 13.07. DEFAULT BY LANDLORD AND REMEDIES OF TENANT. It shall be a default and a breach of this Lease by Landlord if any covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within said thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder.

    SECTION 13.08. LIMITATION OF LANDLORD'S LIABILITY. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease as provided in Section 13.07 and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be liable for any deficiency.

    The references to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

    SECTION 13.09. TRANSFER UPON TERMINATION. In the event of a termination of this Lease by reason of default or breach by Tenant hereunder: (i) all unexpired insurance premiums, all deposits theretofore made by Tenant with utility companies and all rights of Tenant under all insurance policies shall be deemed to be assigned to and transferred to Landlord; and (ii) Tenant shall deliver and assign to Landlord all leases of subtenants, and concession, license, and occupancy agreements and all security deposits and advance rents then held by Tenant with respect to any and all subleases upon the assumption by Landlord of the obligation to apply all such security deposits and advance rents held by Landlord in accordance with such subleases, and concession, license, and occupancy agreements.

    SECTION 13.10. TENANT'S PERSONAL PROPERTY. Tenant shall not remove any personal property, fixtures or equipment from Leased Premises at any time at which Tenant is in default under this Lease. If Tenant shall not remove all of Tenant's property from the Leased Premises at any expiration or other termination of this Lease, Landlord shall have the right, at Landlord's election, to remove all or part of such property in any manner that Landlord shall choose and store the same without liability to Tenant for loss thereof, and Tenant shall be liable to Landlord for all expenses incurred in such removal and also for the cost of storage of such property.

    SECTION 13.11. ATTORNEY'S FEES AND COSTS. In the event either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the other party employs attorneys to enforce all or part of this Lease, to collect any rent due or to become due or recover possession of the Leased Premises, the defaulting party agrees to reimburse the non-defaulting party for all reasonable attorneys' fees incurred thereby, whether or not suit has actually been filed. The defaulting party shall also pay the non-defaulting party all reasonable costs and expenses, other than attorneys' fees, incurred in the enforcement of any of the terms, conditions, covenants or obligations contained in this Lease. All the sums paid or obligations incurred by the non-defaulting party as aforesaid with interest and costs shall be paid by the defaulting party to the non-defaulting party five
(5) days after the rendition of any bill or statement therefore.

                                   ARTICLE 14
                            [Intentionally Omitted)


                                   ARTICLE 15
                                    Notices


    SECTION 15.01. NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be sent by United States certified or registered mail, by reputable courier for receipted delivery, or by hand, with all expenses of delivery being prepaid, addressed as specified in Item M, Section 1.02 of this Lease or to such other firm or to such other place as Landlord may from time to time designate in writing.

    SECTION 15.02. PLACE OF PAYMENT. All Rental and other payment required to be made by Tenant to Landlord shall be delivered, or mailed to Landlord at the address as Specified in Item M, Section 1.02 of this Lease, and such payments shall be deemed made when received by Landlord.

                                   ARTICLE 16
                            Miscellaneous Provisions

    SECTION 16.01. CONDITION OF PREMISES. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant's business except as provided in this Lease.

    SECTION 16.02. COMMON AREAS. The term "Common Areas", as used in this Lease, refers to the areas of the Building and the land described in Exhibit A which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such non-discriminatory rules and regulations as may be adopted by Landlord including those set forth in Section 3.02 and Exhibit D of this Lease.

    SECTION 16.03. CHOICE OF LAW. This Lease shall be governed by and construed pursuant to the laws of the State of Indiana without regard to conflict of law principles.

    SECTION 16.04. VENUE. The parties agree that the venue of any action arising between the parties to this Lease shall be in the County wherein the Leased Premises are located, and that the federal jurisdiction shall be in the district wherein the Leased Premises are located, and each party hereby waives any claims of preferred venue under the Indiana Trial Rules, or any claim of a more convenient forum.

    SECTION 16.05. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

    SECTION 16.06. NAME. Tenant shall not, without the written consent of Landlord, use the name of Building for any purpose other than as the address of the business to be conducted by Tenant in the Leased Premises, and in no event shall Tenant acquire any rights in or to such names.

    SECTION 16.07. EXAMINATION OF LEASE. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

    SECTION 16.08. TIME. Time is of the essence of this Lease and each and all of its provisions.

    SECTION 16.09. DEFINED TERMS AND MARGINAL HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation any part hereof.

    SECTION 16.10. ENTIRE AGREEMENT; AMENDMENTS. This Lease and the Acceptance Letter executed pursuant to Section 2.03 hereof contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

    SECTION 16.11. PAYMENT OF AND INDEMNIFICATION FOR LEASING COMMISSIONS. The parties hereby acknowledge, represent and warrant that the only real estate broker or brokers involved in the negotiation and execution of this Lease is, or are, those named in Item K, Section 1.02; that Landlord is obligated to pay to it or them or for their benefit a leasing commission under its Leasing Agreement with Eaton & Lauth Real Estate Services, Inc. and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify the other party and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

    SECTION 16.12. SEVERABILITY OF INVALID PROVISIONS. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

    SECTION 16.13. DEFINITION OF THE RELATIONSHIP BETWEEN THE PARTIES. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Leased Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant's business on the Leased Premises or otherwise.

    SECTION 16.14. ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord, a statement in such form as Landlord may reasonably request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed). Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Building. Tenant's intentional failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

    SECTION 16.15. FORCE MAJEURE. Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; unusual weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots.

    SECTION 16.16. CORPORATE TENANT. If Tenant is a corporation, partnership, or limited liability company, the individual, or individuals executing this Lease warrant their capacity and authority to execute this Lease on behalf of said corporation, partnership, or limited liability company.

    SECTION 16.17. MEMORANDUM OF LEASE. The parties hereto shall not record this Lease, but each party shall execute upon "memorandum of lease" suitable for recording.

    SECTION 16.18. RECIPROCAL COVENANT ON NOTIFICATION OF ADA VIOLATIONS. Within ten (I 0) days after receipt, Landlord and Tenant shall advise the other party in writing and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 ("ADA") relating to any portion of the Building, Common Areas or the Leased Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Building, Common Areas or the Leased Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Building, Common Areas or the Leased Premises.

    SECTION 16.19. SORTING AND SEPARATION OF REFUSE AND TRASH. Tenant covenants and agrees, as its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the Leased Premises in accordance with a collection schedule prescribed by law.

    Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require that Tenant arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this paragraph and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

    SECTION 16.20. HAZARDOUS WASTE. The term "Hazardous Substances", as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of 11 which term shall mean any federal, state or local law, which is restricted, prohibited or penalized by any "Environmental Law , ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (A) no activity will be conducted on the Leased Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency for the Permitted Activities;
(B) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency in connection therewith; (C) no portion of the Leased Premises will be used as a landfill or a dump; (D) Tenant will not install any underground tanks of any type; (E) Tenant will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (F) Tenant will not permit any Hazardous Substances to be brought onto the Leased Premises, except for the Permitted Materials described above or those utilized or brought onto the Leased Premises by Landlord or its agents, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord's representative shall have the right but not the obligation to enter the Leased Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Landlord's sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the Lease Term, the Leased Premises are found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify, defend and hold harmless Landlord, its lenders, any managing agents and leasing agents of the Leased Premises, and their respective agents, partners, officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Leased Premises by Tenant in violation of any Environmental Laws. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

    During the Lease Term, each party shall promptly provide the other with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, claims, complaints, investigations, judgments, letters, notice of environmental liens, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, the State of Indiana Environmental Protection Agency or other federal, state, or local agency or authority, or any other entity or individual, concerning (i) any Hazardous Substance on the Leased Premises; (ii) the imposition of any lien on the Leased Premises, or (iii) any alleged violation of or responsibility under any Environmental Law.

    SECTION 16.21. REASONABLENESS. Any consent or approval provided herein shall not be unreasonably withheld, conditioned or delayed.

                                   ARTICLE 17
                             Additional Provisions

    SECTION 17.01. ADDITIONAL PROVISIONS. Additional Provisions of the Lease, if any, are set forth and attached as Addenda to this Lease, and are numerically listed as subsections to this Article in Item N of Section 1.02.

    SECTION 17.02. RIGHT OF SECOND REFUSAL. Provided Tenant is not in default and has performed all of its obligations hereunder, Tenant shall for a period of 36 months beginning on the Actual Commencement Date have the Right of Second Refusal to lease additional space on the second floor of the Building as shown on the attached Exhibit B-1. Tenant acknowledges that Landlord has granted a Right of First Refusal to J.F. Molloy Associates, Inc. ("Molloy"), that Tenant's Right of Second Refusal is subject to Molloy's Right of First Refusal, and that Tenant's Right of Second Refusal expires 36 months following the Actual Commencement Date. Following the expiration of Tenant's Right of Second Refusal, Tenant acknowledges that Bindley Western Industries, Inc. ("Bindley") shall have the Right of Second Refusal to lease this space, that Tenant shall then have a Right of Third Refusal to lease this space, and that Tenant's right of third refusal shall as a result be subject to Molloy's Right of First Refusal and Bindley's Right of Second Refusal for remaining term of Tenant's lease.

    SECTION 17.03. SIGNAGE. Tenant shall have the right to place a sign at the top of the Building's exterior facade at Tenant's sole expense. Any and all maintenance of the sign shall be at Tenant's expense, and Tenant shall be responsible for removing the sign upon the expiration of the Lease, and shall repair any and all damage to the building caused by the removal process. Tenant shall have third choice of placement on the Building behind Bindley Western Industries and Molloy. The remaining location will be at either the north or south end of the building, and Tenant's signage shall conform to Landlord's criteria and local sign ordinances.

    SECTION 17.04. OPTION TO RENEW. If Tenant is not in default of the Lease and Tenant is constructing new premises for its own use that will not be available for occupancy at the termination of this Lease, Tenant shall have the right to renew the Lease for one (1) additional term of six (6) months at the then prevailing market rate for such terms. In order to exercise this Option, Tenant must notify Landlord in writing not later than nine (9) months prior to the expiration of the Lease.

    SECTION 17.05. PARKING. Tenant shall have four (4) of the thirteen (13) existing reserved parking spaces located in close proximity to the Building's main entrance as designated by Landlord and such additional spaces as the Landlord and Tenant mutually agree. In addition, Tenant shall have the right to use twenty-one percent (21%) of any additional reserved parking spaces established by Landlord in the future. Said parking shall be at no cost to Tenant.

    SECTION 17.06. TENANT'S BROKER. Landlord recognizes Tenant's Broker to be Meridian Real Estate Services and shall pay Broker a real estate commission payable as provided in the Agreement dated Sept. 16, 1998 by and between Landlord and HRFC Corporation d/b/a meridian Real Estate Services, Inc.

    SECTION 17.07. TENANT RESTRICTIONS. Landlord will not knowingly lease any portion of the Building to any person or entity that is a direct competitor of Tenant if Tenant has notified Landlord in writing of the competitor.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

TENANT: Interactive Intelligence, Inc.   LANDLORD: College Park Plaza
                                                   Associates Inc.

BY: /s/ John R. Gibbs                    BY: /s/ Gregory C. Gurnik
    ----------------------------------       -------------------------------
PRINTED: John R. Gibbs                   PRINTED: Gregory C. Gurnik
TITLE: Executive Vice President          TITLE: Authorized Agent

                                    EXHIBIT A
                                COLLEGE PARK PLAZA
                                 LEGAL DESCRIPTION

Block 22 in "College Park West", the Plat of which was recorded September 20, 1971 as Instrument No. 71-50458 in the Office of the Recorder of Marion County, Indiana.

Also a part of Block 251 in College Park West, an Addition in Marion County, Indiana, as per plat thereof recorded September 20, 1971 as Instrument No. 71-50458, in the Office of the Recorder of Marion County, Indiana, more particularly described as follows:

Beginning at the Northwest comer of said Block 251, said point being on the East right of way line of Purdue Road and also on the South line of Block 22 (the "Point of Beginning"); thence South 18 degrees 50 minutes 00 seconds East along the West line of said Block 251 and East right of way line of Purdue Road, 74.90 feet; thence North 71 degrees 10 minutes 00 seconds East
219.59 feet, to a point which is the Southeast corner of Block 22 in College Park West, the Plat of which was recorded September 20, 1971 as Instrument No. 71-50458, in the Office of the Recorder of Marion County, Indiana; thence West along the said South line of Block 22 a distance of 232.01 feet to the Point of Beginning.

                                    EXHIBIT B
                               COLLEGE PARK PLAZA
                                LEASED PREMISES

                                    [DIAGRAM]

                                  EXHIBIT B-1

                                    [DIAGRAM]

                               EXHIBIT C
                             TENANT'S WORK

    In addition to Landlord's obligation to complete the Leased Premises as described in Exhibit C-1, Landlord will provide Tenant an allowance of $21.70 per rentable square foot for the interior finish and space planning of the Leased Premises (the "Work"). The space planning drawings and the construction plans and specifications (collectively the "Construction Drawings") shall be prepared by an architect or engineer selected by Tenant at Tenant's expense and submitted to Landlord for its approval prior to the Construction Drawings Approval Date. In addition, Tenant shall notify Landlord of Tenant's selection for interior finish items such as wall paint, fixtures and carpeting at least ten (10) days prior to the Construction Drawings Approval Date. The Construction Drawings shall be prepared in sufficient detail to permit the completion of the Work and shall include but not be limited to the location of doors, partitions, reflected ceiling, electrical fixtures, outlets, switches, telephone outlets, plumbing fixtures, extraordinary floor loads and special requirements of Tenant and include architectural, mechanical, electrical and structural engineering drawings for the Work. The Construction Drawings shall satisfy all statutes, codes and regulations and comply with applicable insurance requirements for a fire-resistant building and be in a form satisfactory for filing with the appropriate government authorities. The Construction Drawings are subject to Landlord's approval, which approval shall not be unreasonably withheld; notwithstanding such approval, however, Landlord shall be entitled to rely on the Construction Drawings in all respects.

    The Work shall be completed by Landlord's contractors, but at Tenant's sole cost and expense to the extent that such cost and expense is greater than Landlord's allowance. Prior to commencing the Work, Landlord shall submit to Tenant a written estimate of the cost of the Work after obtaining at least three (3) bids for each material subcontract. Such estimate shall be made on an open-book basis that discloses the fees of Landlord's contractor. If
Tenant shall fail to approve Landlord's estimate within seven (7) days after submission thereof, such failure shall be deemed a disapproval of the estimate, and Landlord shall proceed with the Work provided that Tenant shall be liable for the delay and increased cost, if any, in completing the Leased Premises after disapproval. Tenant also shall be responsible for the design, function and maintenance of any special improvements, whether or not installed by Landlord at Tenant's request. Tenant agrees to pay Landlord or its contractor promptly upon receipt for bills from Landlord or its contractor for the cost of the Work in excess of Landlord's allowance.

    The Commencement Date shall not be delayed by Tenant's failure to approve or furnish construction drawings by the Construction Drawings Approval Date, Tenant's request for materials, finishes or installations that require unreasonably long delivery times, changes in the Construction Drawings after the approval or submission to Landlord, or a delay in the performance of the Work as a result of Tenant's failure to approve Landlord's estimate of the cost of the Work.

                                  EXHIBIT C-1

Ceiling Grid shall be installed (4' x 4'). 4' x 2' tees and Building Standard acoustical tiles shall be provided by Landlord.

Building Standard window coverings shall be installed by Landlord.

Third Floor main restrooms, men's and women's, shall be finished by Landlord.

Sprinklers heads shall be installed and dropped. Changes shall be by Tenant.

Heat pumps shall be installed. Distribution shall be by Tenant.

Perimeter walls, perimeter columns and window walls shall be drawled, taped and speckled ready for Tenant to finish.

                                   EXHIBIT D
                         OFFICE RULES AND REGULATIONS

    1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. It is prohibited to smoke in any areas of the Building (including exterior areas at Building entrances) except Tenant smoking areas, as approved by Landlord.

    2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard blinds without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without written consent of Landlord.

    3. No sign, advertisement, notice or handbill that can be seen from outside the Leased Premises shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping, to the tenant. Standard interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord, at the expense of Landlord, and shall be of a size, color and style acceptable to Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

    4. The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

    5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

    6. No tenant shall mark, paint, drill into, or in any way deface any part of the Leased Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of Landlord and as Landlord may direct.

    7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Leased Premises. No tenant shall cause or permit any unusual or objectionable odors to dust, gas, smoke or fumes be produced or permeate the Leased Premises. Use of a microwave will be permitted.

    8. The Leased Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Leased Premises. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a barber or manicure shop, or as an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose. No part of the Leased Premises, Building or Common Areas shall be used for any purpose or business which is considered dangerous or unsafe.

    9. No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

    10. No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance.

    11. Tenant shall provide Landlord with a method of opening any lock installed by Tenant in order to give Landlord access to the Leased Premises as provided in the Lease. Each tenant must upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

    12. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall reasonably determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the superintendent of the Building and under his supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

    13. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.

    14. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sunday and legal holidays all persons who do not present a pass to the Building approved by landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

    15. Any persons employed by any tenant to do work shall, while in the Building and outside of the Leased Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and Tenant shall be responsible for all acts of such persons.

    16. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

    17. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

    18. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Leased Premises in settings approved by Landlord to absorb or prevent any vibration, noise and annoyance.

    19. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

    20. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

    21. The scheduling of Tenant move-ins shall be subject to the reasonable discretion of Landlord. Prior to Tenant moving in or out of the Leased Premises, Tenant will notify Landlord of its intent and receive approval thereof.

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    22. Tenant and its employees, agents, customers and invitees shall not park on public streets outside of the Building and Common Area.

    23. No exterior antennas, towers or aerials, including radio or television transmission or receiving antennas, shall be erected, placed or maintained in any part of the Building or Common Areas without Landlord's prior written consent.

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